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                                   EXHIBIT 4.3




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                                 FIRSTSOUTH BANK
                      1988 STOCK OPTION PLAN FOR DIRECTORS
                        AS ASSUMED BY CENTURA BANKS, INC.

         As authorized pursuant to the Resolutions of the Board of Directors of Centura Banks, Inc. ("Centura") dated the 19th day of June, 1996, the FirstSouth Bank ("FSB") 1988 Stock Option Plan for Directors (the "Former Plan"), as in effect immediately prior to the Effective Time of the Merger described below, shall, notwithstanding any other provision of the Former Plan, be assumed by Centura effective as of the Effective Time of the Merger of FSB with Centura Bank (such defined terms "Effective Time" and "Merger" having such meanings as set forth in that certain Agreement and Plan of Reorganization and Merger by and Among FSB, Centura Bank, and Centura dated as of June 7, 1996 (the "Merger Agreement"), and, as assumed, shall read as follows:

         The terms and provisions of the Former Plan, a copy of which is attached hereto as Appendix A, are hereby incorporated by reference and restated herein as if fully set forth herein, with the following amendments:

         a. Definitions. As used herein, the following definitions shall be substituted for the definitions set forth in the Former
Plan or added as new definitions, as applicable:

                  i.       "Board" means the Board of Directors of the Company.

                  ii. "Committee" means the Compensation Committee of the Company.

                  iii. "Company" means Centura Banks, Inc., or any successor thereto.

                  iv.      "FSB" means FirstSouth Bank.

                  v. "Plan" means this Plan, in the form of the Former Plan attached hereto as Appendix A and incorporated by reference herein, as assumed by the Company with the amendments set forth herein.

                  vi. "Stock" means common stock of the Company having no par value per share.

                  vii. "Substituted Option" means an Option granted by FSB under the Former Plan prior to the Effective Time of the Merger and assumed by the Company in accordance with the Merger Agreement and Code Section 424 (see Section 4 of the Plan as amended herein).

         b. Stock Subject to the Plan. Section 4 of the Plan, as assumed by Centura and amended and restated as provided above, is


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amended to add the following new second paragraph of Section 4, as follows:

                           "Options have been issued by FSB under the Former Plan prior to the Effective Time of the Merger. Notwithstanding anything to the contrary in this Plan, all Options outstanding under the Former Plan immediately prior to the Effective Time of the Merger shall be assumed by the Company. Substituted Options shall be issued for all options granted under the Former Plan (and outstanding immediately prior to the Effective Time of the Merger) in accordance with the principles of Code Sections 424(a) and 424(h). For purposes of this Plan, all Substituted Options shall be deemed to have been granted as of the effective date they were originally granted by FSB. Shares subject to such Substituted Options shall be considered part of the shares of Stock reserved for issuance under this Plan. In determining the Substituted Options, the number of shares of Stock of the Company subject to each Substituted Option shall be equal to the number of shares of Stock of FSB subject to such option immediately prior to the Effective Time of the Merger multiplied by 0.55, and the per share exercise price under each Substituted Option shall be adjusted by dividing the per share exercise price under such option by 0.55 and rounding up to the nearest cent. Notwithstanding the foregoing, the Company shall not be obligated to issue any fraction of a share of Stock upon exercise of the Substituted Options, and any fraction of a share of Stock that would otherwise be subject to a Substituted Option shall represent the right to receive a cash payment upon exercise of such Substituted Option equal to the product of such fraction and the difference between the fair market value of one share of Stock at the time of exercise of such option and the per share exercise price of such option. In addition, notwithstanding any other provision of the Plan, holders of Substituted Options shall be able to make like kind payments for shares of Stock through delivery of shares of Stock already owned by the option holder."

                                          CENTURA BANKS, INC.

                                        By_________________________
                                           Authorized Officer


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                                   APPENDIX A

                                   FORMER PLAN



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                                 FIRSTSOUTH BANK
                      1988 STOCK OPTION PLAN FOR DIRECTORS

         1. Purposes of Plan. The purposes of this Plan are to show gratitude for the efforts of the initial directors of FirstSouth Bank, a North Carolina Corporation (the "Company") in the formation of the Company and (ii) to provide incentive for such directors to continue to serve as directors of the Company and otherwise to promote the interest of the Company.
         2. Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:
                  (a) "Board" shall mean the Board of Directors of FirstSouth Bank.
                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future revenue laws.
                  (c) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 3 of the Plan. If no Committee is appointed, the term "Committee" shall refer to the Board.
                  (d)      "Company" shall mean FirstSouth Bank.
                  (e) "Initial Directors" shall mean the initial directors named in the Articles of Incorporation of the Company except for directors who are salaried employees of the Company. For the purposes hereof, the term Initial Directors shall mean and include the following persons: Edwin B. Armstrong, C.R. Byrd, James B.
Copland, III, James B. Crouch, Jr., Rose Anne Jordan Gant,
William A. Hawks, Eda C. Holt, Jack R. Lindley, W.E. Love, Jr.,



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C.C. McNeely, Jr., D. Earl Pardue, James B. Powell, and Jerome B.
Taylor.
                  (f) "Option" shall mean a stock option granted pursuant to the Plan.
                  (g) "Optioned Shares" shall mean the Stock subject to an Option granted pursuant to the Plan.
                  (h) "Optionee" shall mean a person who receives an Option under the Plan.
                  (i)      "Plan" shall mean this 1988 Stock Option Plan for
Directors.
                  (j) "Stock" shall mean the $5.00 par value common stock of the Company.
         3. Administration. The Plan shall be administered by the Stock Option Committee of the Board, as hereinafter provided. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive, and binding on all persons, including Optionees and their legal representatives and beneficiaries.
                  The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than three of its members. Members of the Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options


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pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee or the Board during which action is taken with respect to the granting of an option to him. The Board of Directors shall designate one of the members of the Committee as its chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Service on the Committee shall constitute service as a director of the Company for all purposes.
         4. Stock Available for Options. There shall be available for options under the Plan a total of Ninety-three Thousand Two Hundred Four (93,204) shares of Stock, subject to any adjustments which may be made pursuant to Section 6(f) of the Plan. Shares of Stock used for purposes of the Plan shall be authorized and unissued shares.


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         5.       Eligibility.  Options under the Plan shall be granted to
the Initial Directors of the Company (including members of the Committee) in such proportions as the Committee shall determine.
In making its determination, the Committee may take into consideration any factors it may deem relevant.
         6. Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a Stock Option Certificate in a form approved by the Committee. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, subject to the following:
                  (a) Option Price. The price at which each share of Stock covered by an Option granted under the Plan shall be determined by the Committee and shall not be less than the greater of Eleven Dollars ($11) per share or the fair market value per share at the time the Option is granted. The date of the granting of an Option shall be the date specified by the Committee in its grant of the Option. The fair market value of a share of Stock shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by other appropriate methods selected by the Committee.
                  (b) Option Period. The period for exercise of an Option shall be five (5) years from the date of the grant (the "Initial Exercise Period"). The period within which an Option may be exercised by an optionee shall be extended after the expiration of the Initial Exercise Period for a period of one
(1) year for each full year from and after May 16, 1988 that such Optionee shall


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serve as a director of the Company up to a maximum extension period of five (5) years.
                  (c) Exercise of Options. In order to exercise an Option, the Optionee shall deliver to the Company a written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or a bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor. The notice of exercise shall specify the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effective for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States Mail, addressed to the Optionee at the address specified pursuant to this paragraph 6(c). Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares. An Option may not be exercised for fractional shares.
                  (d) No Right to Continue to Serve as a Director. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue to serve as a director of the Company.


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                  (e) Non-Transferability of Options. During the lifetime of an
Optionee, Options held by such Optionee shall be exercisable only by him. No Option shall be transferable other than by will or the laws of dissent and distribution.
                  (f) Adjustments for Change in Stock Subject to Plan and Other Events. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference Stock, ahead of or affecting the Stock or the rights thereto, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of shares or recapitalization, the number and kinds of shares subject to the Plan or subject to any Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain a proportionate number of shares without changing the aggregate option price.


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                  In connection with any merger or consolidation in which the
Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all of its assets, the Committee is hereby authorized and shall either:
                           (i) Give notice to the Optionee that pursuant hereto the Option shall terminate as of the effective date of the merger, consolidation, or sale; provided, that the Optionee is afforded a reasonable time prior to such effective date in which to exercise his Option; or

                      (ii) Require any Optionee, at any time following the consummation of such a merger, consolidation, or sale or transfer of assets to surrender any Option (or portion thereof) to the Company in return for a substitute option which is issued by the corporation surviving such merger or consolidation or the corporation which acquired such assets (or by an affiliate of such corporation) and which the Committee, in its sole discretion, determines to have a value to the Optionee substantially equivalent to the value to the Optionee of the Option (or portion thereof) so surrendered; or,

                     (iii) Cause lawful and adequate provisions to be made whereby upon any exercise of an Option after such merger, consolidation, or sale or transfer of assets and at no additional cost other than the payment of the purchase price upon such exercise, the Optionee shall be entitled to receive in lieu of the Stock: (1) the number and class of shares or other securities, or (2) the amount of cash, or (3) the property, or (4) a combination of the foregoing, to which the Optionee would have been entitled pursuant to the terms of such merger, consolidation, sale, or transfer of assets, if immediately prior thereto the Optionee had been the holder of record of the number of shares of Stock for which such Option shall be so exercised.

                  (g) Registration, Listing, and Qualification of Shares of Stock. Each Option shall be subject to the requirement that if any time the Board shall determine that the registration, listing, or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is


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necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company may require that any person exercising an option make such representations and agreements and furnish such information as the Company deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.
                  (h) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.
         7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Option shall be granted hereunder, after June 30, 1998. Provided, however, that the Board of Directors may at any time prior to that date terminate the Plan.
The Board of Directors may at any time amend the Plan; provided, however, that except as contemplated in Section 6(f), the Board shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of the stockholders on which a proposal to amend the Plan is voted upon, (i) increase the number of shares of Stock for which Options may be granted under the Plan, (ii) change the minimum option prices, (iii) extend the


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period during which Options may be granted or exercised, or (iv) amend the requirements as to the class of individuals eligible to receive Options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any Option held by such Optionee.
         8. Other Actions. Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.
         9. Miscellaneous Provisions. The Plan and the Options granted hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina. Words used herein in the masculine gender shall include the feminine whenever the context so requires.


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